UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2009 (April 17, 2009)
SANDRIDGE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-33784 (Commission File Number)	20-8084793 (I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73102 (Zip Code)
Registrant’s Telephone Number, including Area Code: (405) 429-5500
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement
On April 17, 2009, SandRidge Energy, Inc. (the “Company”), Bank of America, N.A., and the other Lenders party to the Credit Agreement dated as of November 21, 2006, as amended (the “Credit Agreement”), agreed to amend the Credit Agreement. Among other things, the amendment:
•	replaces the defined term East Texas and North Louisiana Assets with the defined term East Texas and North Louisiana Deep Rights;

•	increases each of the Letter of Credit Sublimit and the maximum Swing Line Sublimit by $25,000,000;

•	revises the definitions of Applicable Rate, Base Rate, and Eurodollar Rate to account for changes in the market for debt instruments like the Credit Agreement;

•	provides there will not be an obligation to issue a Letter of Credit when a Lender is a Defaulting Lender or Impacted Lender unless adequate security is provided; and

•	excepts from prohibited Dispositions a disposition of equity interests of SandRidge Midstream Inc.
The amendment also makes other conforming changes.
Terms capitalized above have the meaning given to them in the Credit Agreement.
The description above is a summary only and is qualified in its entirety by reference to Amendment No. 6 to Credit Agreement, dated April 17, 2009, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference in response to this item.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
10.1	Amendment No. 6 to Credit Agreement, dated April 17, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC. (Registrant)
Date: April 21, 2009	By:	/s/ Dirk M. Van Doren
Dirk M. Van Doren
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Name of Exhibit

10.1	Amendment No. 6 to Credit Agreement, dated April 17, 2009